UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No.   )

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☐ Soliciting Material Pursuant to §240.14a-12

ASHLAND GLOBAL HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)
Cruiser Capital Advisors, LLC Keith M. Rosenbloom Cruiser Capital Master Fund LP Metamorphosis IV LLC Allen A. Spizzo William H. Joyce Patrick E. Gottschalk Carol S. Eicher
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

-with copies to-
		Phillip M. Goldberg Foley & Lardner LLP 321 North Clark Street Suite 2800 Chicago, IL 60654-5313 (312) 832-4549	Peter D. Fetzer Foley & Larder LLP 777 East Wisconsin Avenue Suite 3800 Milwaukee, WI 53202-5306 (414) 297-5596
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PRELIMINARY PROXY MATERIALS, SUBJECT TO COMPLETION,

DATED DECEMBER 7, 2018

ASHLAND GLOBAL HOLDINGS INC.
ANNUAL MEETING OF STOCKHOLDERS
[•], 2019

PROXY STATEMENT OF
 CRUISER CAPITAL MASTER FUND LP

PLEASE SIGN, DATE AND RETURN THE WHITE PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED

Cruiser Capital Master Fund LP (referred to herein together with its affiliates as “Cruiser Capital”) is furnishing this proxy statement (this “Proxy Statement”) and accompanying WHITE proxy card to the stockholders of Ashland Global Holdings Inc. (“Ashland Global” or the “Company”) to solicit proxies in connection with the Company’s 2019 Annual Meeting of Stockholders, and any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), scheduled to be held at [•] Time, on [•], 2019, at the [•], located at [•].  The principal executive office of Ashland Global is located at 50 East RiverCenter Boulevard, Covington, Kentucky 41011.

The Company has set December [•], 2018 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Holders of common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.

This Proxy Statement and the accompanying WHITE Proxy card are first being sent or given to the stockholders of the Company on or about December [•], 2018.

WHY YOU WERE SENT THIS PROXY STATEMENT

This Proxy Statement is seeking your support at the Annual Meeting of Ashland Global for the following:

1.	To vote “FOR” the election of Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher to the Board of Directors of the Company (the “Board”).
2.	To vote [•] a non-binding advisory resolution approving the compensation paid to Ashland Global’s named executive officers.
The WHITE proxy card also allows you to vote on the following proposal that is being presented by the Company for stockholder consideration at the Annual Meeting:

•	Ratification on an advisory (non-binding) basis of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019.

The following persons may be deemed to be participants in soliciting stockholders to vote “FOR” the election of Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher and to vote [•] the approval on an advisory (non-binding) basis the compensation of the Company’s named executive officers (referred to herein together as “Stockholder Nominees for New Directors of Ashland”, “Participants”, “we”, “our”, or “us”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis IV LLC, Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher.

REASONS FOR THE SOLICITATION

We believe that Ashland Global has tremendous potential to generate significant value for stockholders.

The decision to undertake this campaign to elect four highly qualified stakeholders to Ashland Global’s Board was made after very careful consideration and numerous attempts to constructively engage with Ashland’s management.  See the “Background of the Solicitation” below.

To date, as we have expressed in our public filings, we have been disappointed with Ashland Global’s 1) financial performance, 2) lack of engagement, and 3) unwillingness to meet with and potentially learn from knowledgeable stockholders.  Despite multiple opportunities for the Company’s Board and management team to engage with our nominees, Ashland has chosen not to do so.  As a result, we are seeking your support to elect four highly qualified director nominees and restore accountability at Ashland Global.

Our nominees were carefully selected based on their impressive backgrounds.  They are completely independent of Cruiser Capital.  They each have proven records of success, relevant industry expertise, and have invested personal money, directly and indirectly, in the Company, making them aligned with stockholders.  We believe they will provide Ashland Global stockholders with the comfort of knowing that new, experienced, objective and independent directors are reviewing the strategy, operations, performance, executive compensation and leadership of the business.  We believe their presence on the Board will improve and accelerate the Company’s ability to capture potentially material growth and margin opportunities.

No hedging or other transaction or series of transactions has been entered into by or on behalf of any of the Stockholder Nominees for New Directors of Ashland, nor has any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any of the Stockholder Nominees for New Directors of Ashland with respect to any securities of the Company.  None of the Participants has pledged any shares as security.

YOUR VOTE HAS THE POWER TO CHANGE THE BOARD

We believe an engaged and knowledgeable board can positively impact a company’s financial performance and strategic trajectory by participating with management in formulating corporate strategy in the interest of stockholders, developing appropriate incentives for management and other employees to harness their interests to achieve the agreed upon strategic plan, and judging the performance of management against the strategic plan.

So, what is a stockholder and investor to do when a board and its members are not maintaining constructive, ongoing communications with all its stockholders, or does not welcome views and opinions that may be different from those expressed by management?  Normally, the answer is disappointing because it can be very difficult for stockholders to nominate one of their own to serve on the Board, or even vote for an alternative slate of directors. This year, however, you have the power to effect change at Ashland Global.  We have offered you a choice--an alternative slate of highly qualified, independent director nominees who are aligned with you.

Please take advantage of this opportunity to make a change.  VOTE TO CHANGE ASHLAND GLOBAL FOR THE BETTER.  VOTE FOR OUR DIRECTOR NOMINEES.

MEETING DETAILS AND PROXY MATERIALS

At the Annual Meeting, we currently believe, based on the Company’s past stockholder meetings, that the stockholders of Ashland Global will be asked to consider and vote upon: (1) the election of 11 directors to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; (2) the approval of a non-binding advisory resolution approving the compensation paid to Ashland Global’s named executive officers; (3) the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2019; and (4) the transaction of such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
We intend to vote all of the shares of common stock that we are entitled to vote, including proxies solicited by these proxy materials, as follows:

1.	FOR the election of Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher.
2.	[•] the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers.
3.	FOR the ratification on an advisory (non-binding) basis of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on [•], 2019.  This Proxy Statement and the accompanying WHITE proxy card are available at [•].

IMPORTANT

Your vote is important, no matter how many or how few shares you own.  The Stockholder Nominees for New Directors of Ashland urge you to sign, date and return the enclosed WHITE proxy card today

•	If your shares are registered in your own name, please sign and date the enclosed WHITE proxy card and return it today in the enclosed postage-paid envelope.
•
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker, bank or other holder of record.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares on your behalf without your instructions.  Depending upon your broker, bank or other holder of record, you may be able to vote either by telephone or by the Internet.  You may also vote by signing, dating and returning the enclosed voting form.

We urge you not to return any proxy card you receive from the Company.  If you have already sent a blue proxy card furnished by Company management or the Board or have otherwise submitted a proxy using one of the methods described in the Ashland Global Proxy Statement, you may revoke that proxy and vote on each of the proposals described in this Proxy Statement by signing, dating and returning the enclosed WHITE proxy card.

If you have questions, require assistance in voting your WHITE Proxy card, or need additional copies of these proxy materials, please contact Okapi Partners, our proxy solicitors, at the following address, telephone number or email address listed below:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
 (212) 297-0720

Stockholders and All Others Call Toll-Free: (888) 785-6617

Email: cruisercapinfo@okapipartners.com

BACKGROUND OF THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	October 27, 2017, Cruiser Capital submitted to Ashland Global three director nominees to stand for election at the January 2018 Annual Meeting.
•	November 27, 2017, following discussions with Ashland Global, Cruiser Capital withdrew its director nominations after the Company agreed to nominate Jerome Peribere to sit on the Board.
•
November 28, 2017, Ashland Global announced that it is nominating Mr. Peribere as a Director at the 2018 Annual Meeting.  Chairman and CEO William A. Wulfsohn publicly thanked Cruiser Capital for its assistance in recruiting Mr. Peribere.

•
November 29, 2017, Mr. Wulfsohn and Seth Mrozek have breakfast with Charlie J. Rose of Cruiser Capital. At that breakfast meeting Mr. Rose asked, and Mr. Wulfsohn agreed, to allow Cruiser Capital to present directly to the Board. Later that same day at a lunch meeting Mr. Wulfsohn said directly to Mr. Rosenbloom that Cruiser Capital will be allowed to address the Board at some point in the first quarter of 2018.

•
December 20, 2017, Cruiser Capital had a call with Barry Perry and Mr. Wulfsohn.  On the call Cruiser Capital noted that it felt bringing Mr. Peribere on the Board would be highly accretive and that investors generally agreed.  Cruiser Capital noted that there was still a large value gap between Ashland Global’s stock market value and its inherent value.

•
February 23, 2018, Cruiser Capital sent an email to Ashland Global enquiring as to when Cruiser Capital can present to the Board, as a follow-up on management’s commitment to allow Cruiser Capital to present stockholder concerns directly to the Board.

•	March 2, 2018, Ashland Global sent an email to Cruiser Capital withdrawing its commitment to allowing Cruiser Capital to present stockholder concerns directly to the Board.
•	May 2, 2018, Cruiser Capital requested to speak with Ashland Global management following the fiscal second quarter earnings. Ashland Global did not respond to the request.
•
July 16, 2018, Cruiser Capital sent the Board a letter expressing concerns about Ashland Global’s history as a financial sponsor and lack of operational execution.  Cruiser Capital recommended that they appoint two new directors to the Board, with Dr. Joyce being retained by the Company as an advisor.  In the letter, Cruiser Capital recommended that Mr. Spizzo be considered as a Director.  Cruiser Capital noted specifically that the “opportunities to grow revenues and to reduce expenses (without necessarily reducing headcount) are ripe.”  Cruiser Capital also noted that it had other concerns and ideas to discuss, including thoughts on improving growth and margins, that it would like to share with the Board.

•
July 23, 2018, Cruiser Capital filed a Schedule 13D and disclosed, among other things, its working relationship with Dr. Joyce and Mr. Spizzo, who have invested $35 million in Ashland Global.  (Dr. Joyce owns shares through trusts that are advised by Cruiser Capital Advisers, LLC (Cruiser Capital Advisers is the beneficial owner pursuant to Rule 13d-3 of the Securities Exchange Act of 1934), and Mr. Spizzo owns shares in his own name.)

•
July 24, 2018, Cruiser Capital had a conference call with Ashland Global’s management.  During that call Mr. Rosenbloom stated that he believed that Mr. Wulfsohn personally, and the Company as a whole, would benefit from a discussion with Dr. Joyce.  It was stated that Dr. Joyce had given a lot of thought on how to improve Ashland Global’s margins in a way that impressed Cruiser Capital as a stockholder, and that Cruiser Capital believed would impress management as well.  Cruiser Capital offered to provide the contact information of Dr. Joyce and the other people mentioned in the July 16, 2018 letter to Ashland Global, and Ashland Global’s management declined to get their contact information.

•
On the July 24, 2018 call, Ashland stated that Cruiser's July 16th letter spoke for itself and needed no further clarity. Cruiser Capital noted that we have a long and in depth presentation that we would like to share with the Chairman and the Board which was our understanding from November. Cruiser stated that our goal is not to agitate, but to help improve the business.

•	August 1, 2018, Cruiser Capital asked Ashland Global if Dr. Joyce and Mr. Spizzo could join a previously scheduled call to discuss Ashland’s earnings release and business prospects.
•	August 2, 2018, Ashland explicitly requested that Dr. Joyce and Mr. Spizzo not join the earnings review call.
•
August 2, 2018, Cruiser Capital had a call with management to review Ashland Global’s fiscal third quarter results.  Cruiser Capital stated that Mr. Spizzo lives near Ashland Global corporate headquarters in Delaware and as such it would be very convenient for a meeting between the Company and Mr. Spizzo to occur in person.

•
August 3, 2018, in response to Cruiser Capital’s July 16th letter, Mr. Perry, Lead Independent Director of the Board, sends Cruiser Capital a letter declining to speak directly with Cruiser, directing Cruiser to communicate directly with management.

•
September 11, 2018, Cruiser Capital met with CFO Kevin Willis at an investor conference.  Cruiser Capital again expressed that it believes it would be beneficial for Ashland Global to speak with both Dr. Joyce and Mr. Spizzo, without Cruiser present, to discuss opportunities to improve Ashland Global. It was expressed that both Dr. Joyce and Mr. Spizzo have no desire to become CEO or serve in a corporate executive role at Ashland Global.  At the meeting, Cruiser Capital stated clearly that Mr. Spizzo lives near the Company’s Delaware headquarters and would be happy to meet with Ashland's management there.

•
October 15, 2018, Cruiser Capital had a call with Ashland Global’s management.  It was reiterated that Dr. Joyce and Mr. Spizzo were stockholders who had no desire to become corporate executives at Ashland Global and only want to share information because they believe they can add value for all stockholders.

•
On October 15, 2018, Cruiser Capital asked Ashland Global why the Company had not met with Dr. Joyce or Mr. Spizzo.  Management stated that for a nominee to be considered their nomination must be formally submitted. Then the Company will follow its “Director review process” in considering the particular nominees. As a result, Cruiser Capital informed Ashland Global that Cruiser would submit for nomination four nominees to the Board, including Dr. Joyce and Mr. Spizzo which would be required to be made public.

•
October 23, 2018, we submitted to Ashland Global our notice of intent to nominate Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher to the Board at the Company’s 2019 Annual Meeting of Stockholders.  We filed the nomination letter with the SEC in an amended Schedule 13D on October 25, 2018.

•	October 25, 2018, Ashland Global issued a press release confirming the receipt of our notice of our Director nominations.
•
November 2018, a recruiter hired by Ashland Global calls each nominee and engages in a discussion about their background.  The recruiter does not solicit the nominees’ insights into improving Ashland Global.  Neither the Board nor the Company’s management talks directly with any of our nominees.

•
November 20, 2018, Cruiser Capital sent a letter to the Chairman and CEO, Mr. Wulfsohn, Mr. Perry, Lead Independent Director, and Brendan Cummins, Head of the Governance and Nominating Committee, expressing concerns regarding lack of stockholder engagement, a concern regarding premature M&A activity at a sub-optimal price, and concerns regarding persistent operational underperformance.  In that letter Cruiser Capital asked why the Company’s management had still not met with Dr. Joyce or Mr. Spizzo.

•	December 7, 2018, we filed our Preliminary Proxy Statement.

PROPOSAL 1
ELECTION OF DIRECTORS

Under the Ashland Global Amended and Restated Articles of Incorporation and Amended and Restated By-laws, each as amended and restated to date, directors at Ashland Global are elected each year.  Set forth below are our nominees for election as Directors.

Allen A. Spizzo:
Since 2008, Mr. Spizzo, age 61, has been a business and management consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries. He also serves as an investment adviser and asset management trustee. Mr. Spizzo served as Vice President and Chief Financial Officer of Hercules Incorporated, a former S&P 500 company, from March 2004 until the company was sold to Ashland Inc. in November 2008. He served as Vice President, Corporate Affairs, Strategic Planning and Corporate Development of Hercules from July 2002 to March 2004.  He served as Vice President, Investor Relations and Strategic Planning of Hercules from 2000 to July 2002. Prior to that, he served in other capacities with Hercules beginning in 1979. Mr. Spizzo received a BS in Chemical Engineering from North Carolina State University and an MBA from University of Akron. He is currently a Director of Ferro Corporation, a global specialty materials business, where he is a member of the Audit and Compensation Committee. He also serves on the board of directors of Global Specimen Solutions, Inc., a privately held informatics company serving the pharmaceutical and biotech industries headquartered in Raleigh, North Carolina.  Mr. Spizzo recently served on the board of directors of OM Group, Incorporated, a global specialty chemicals and materials company, until its sale in 2015 and A. Schulman until its sale to LyondellBasell Industries. The Stockholder Nominees for New Directors of Ashland believe that Mr. Spizzo’s extensive management experience in positions in key corporate functions (including, finance, strategic planning, corporate development and investor relations), as well as his experience on public company boards, qualifies him to serve on the Company’s Board.

William H. Joyce:
Dr. Joyce, age 82, has been the Chairman and Chief Executive Officer of Advanced Fusion Systems LLC, a developer and manufacturer of power electronics, since 2008. He is the retired, former Chief Executive Officer and Chairman of Nalco Holding Company, positions he held from November 2003 until his retirement in December 2007. Prior to joining Nalco, Dr. Joyce served as Chief Executive Officer and Chairman at Hercules Incorporated and prior to that at Union Carbide. Dr. Joyce holds a B.S. degree in Chemical Engineering from Penn State University, and MBA and Ph.D. degrees from New York

                                                                University. Dr. Joyce received the National Medal of Technology Award in 1993 from President Clinton, the Plastics Academy’s Lifetime Achievement Award in 1997 and the Society of Chemical Industry Perkin Medal Award in 2003. Dr. Joyce also serves as a trustee and Vice Chairman of the Universities Research Association and is a board leadership fellow of the National Association of Corporate Directors. During the past five years, he also served on the board of directors of El Paso Corporation, CVS Caremark Corporation and Momentive Performance Materials Holdings Inc. He currently serves on the board of directors of Hexion Holdings LLC and is a Chair of the Environmental, Health and Safety committee of the Hexion Holdings LLC Board of Managers. The Stockholder Nominees for New Directors of Ashland believe that Dr. Joyce’s extensive management experience, and his skills in business leadership and strategy, qualifies him to serve on the Company’s Board.

Patrick E. Gottschalk:
Mr. Gottschalk, age 55, is the former Chairman and CEO of Union Carbide from 2007 until 2012.  Most recently Mr. Gottschalk served as President of Coatings, Monomers and Additives, a multi-billion dollar business within The Dow Chemical Co., which is a chemicals manufacturer, and served in this capacity from 2012 until 2016.  Mr. Gottschalk currently serves as a director of Superior Plus Corporation (TXS:SPB).  The Stockholder Nominees for New Directors of Ashland believe that Mr. Gottschalk’s extensive management experience, and his skills in business leadership and strategy, qualifies him to serve on the Company’s Board.

Carol S. Eicher:
Since 2008, Ms. Eicher, age 60, has served as a director for Tennant Company, a cleaning products and solutions company. Ms. Eicher currently serves as a member of the governance and compensation committees, and formerly served on the audit committee, for Tennant Company. Ms. Eicher is currently a Director at Aurora Plastics where she is a member of the Audit Committee. Ms. Eicher previously served as President and Chief Executive Officer, for Innocor Inc., a designer and manufacturer of home furnishings company. In addition, Ms. Eicher has served as a director and treasurer for Fairmount Park Conservancy, a nonprofit corporation since 2005 and was a Director at A. Schulman from 2017 to 2018 until its sale to LyndellBasell Industries. Ms. Eicher’s past business experience includes serving as Business President of Coating Materials and Building and Construction for The Dow Chemical Company, a manufacturer and seller of chemicals, plastic materials and other specialized products. The Stockholder Nominees for New Directors of Ashland believe that the attributes, skills and qualifications Ms. Eicher has developed through her global manufacturing, operations, and merger and acquisition experience allow her to provide business and leadership expertise to the Board

The combination of experience, skill sets, and qualifications disclosed above led to the conclusion that each of the nominees should serve as a Director of the Company.  None of the entities or organizations reflected in the business experience of the nominees is a parent, subsidiary or other affiliate of the Company.  The role of an effective Director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the Director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  The Stockholder Nominees for New Directors of Ashland believe that the background and expertise of each nominee evidences those abilities and are appropriate to his or her serving on the Company’s Board.

The Stockholder Nominees for New Directors of Ashland believe that each of Mr. Spizzo, Dr. Joyce, Mr. Gottschalk and Ms. Eicher would be deemed “independent” under the Corporate Governance Guidelines of the Company and the independence requirements of the SEC rules and the listing standards of the New York Stock Exchange (NYSE), and that each would qualify as an “audit committee financial expert” as that term is defined by the SEC.

We expect that our nominees will be able to stand for election but in the event that one or more are unable to serve or for good cause will not serve, the shares represented by the enclosed WHITE proxy card will be voted for a substitute nominee (or nominees, as the case may be), to the extent this is not prohibited under the Company’s charter documents and applicable law.  In addition, we reserve the right to solicit proxies for the election of such substitute nominee(s) if the Company makes or announces any changes to its charter documents or takes or announces any other action that has, or, if consummated, would have, the effect of disqualifying our nominees, to the extent this is not prohibited under the Company’s charter documents and applicable law.  In any such case, shares represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional persons, to the extent this is not prohibited under the Company’s charter documents and applicable law, if the Company increases the size of its board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.

As set forth below, Mr. Spizzo, Dr. Joyce, Mr. Gottschalk and Ms. Eicher are either presently serving as a director of a corporation, partnership or other entity that has a class of debt or equity securities registered under the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or any company registered as an investment company under the Investment Company Act of 1940, or have served as such during the past five years:

•
Dr. Joyce:  Hexion Inc. (the supervision of the management of Hexion Inc.’s affairs and business operations is entrusted to the Board of Managers of Hexion Holdings LLC, Columbus OH, and Dr. Joyce is a director of Hexion Holdings LLC)

•	Mr. Spizzo: Ferro Corp. (NYSE: FOE); A. Schulman, Inc. (NASDAQ: SHLM); and OM Group (NYSE: OMG)
•	Mr. Gottschalk: Superior Plus Corporation (TSX: SPB

•	Ms. Eicher: Tennant Co. (NYSE: TNC); and A. Schulman, Inc. (NASDAQ: SHLM)
MECHANICS OF VOTING IN THE ELECTION

Because there are fifteen nominees overall (four from us and eleven from Ashland Global) vying for eleven board seats, the mechanics of voting in this election may seem a bit complex.  We want you to be able to cast your vote for all eleven director slots up for election.  So, we are “rounding out” our slate of four candidates by permitting stockholders to also vote for all of the Ashland Global nominees, on our WHITE proxy card, other than the Ashland Global nominees set forth below, whom we are not supporting:

•	[•]
•	[•]
•	[•]
•	[•]
A plurality voting standard applies to the election of directors at the Annual Meeting.  So, stockholders will be able to cast only “FOR” or “WITHHOLD” votes in the election of directors, and the eleven nominees receiving the most “FOR” votes will be elected as directors.  Since we are only proposing four nominees for the Board, if our nominees are elected, the Company’s seven nominees with the highest number of shares voted in such nominee’s favor will also be elected.  Withhold votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted in determining the outcome of the election of directors.

With a plurality voting standard applying to the election of directors at the Annual Meeting, stockholders will not be able to abstain from voting in the election of directors.  Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

For brokerage or other nominee accounts that receive proxy materials from, or on behalf of, both the Company and the Stockholder Nominees for New Directors of Ashland, all items listed in the notice for the meeting will be considered “non-routine” matters.  In that case, if you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

WE URGE YOU TO VOTE “FOR” ALLEN A. SPIZZO, WILLIAM H. JOYCE, PATRICK E. GOTTSCHALK AND CAROL S. EICHER USING THE ENCLOSED WHITE PROXY CARD.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE “FOR” ALLEN A. SPIZZO, WILLIAM H. JOYCE, PATRICK E. GOTTSCHALK AND CAROL S. EICHER, AND “FOR” THE PERSONS WHO HAVE BEEN NOMINATED BY ASHLAND GLOBAL TO SERVE AS DIRECTORS, OTHER THAN ASHLAND GLOBAL NOMINEES [•], [•], [•] AND [•].

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As described in detail in Ashland Global’s proxy statement, Ashland Global is asking stockholders to indicate their support for executive officer compensation.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of Ashland Global’s named executive officers.  So, stockholders may endorse or not endorse Ashland Global’s executive pay program through the following non-binding resolution:

“RESOLVED, that the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

We are soliciting stockholders to vote [•] this Proposal because [•].

Because the vote on this Proposal is advisory, it will not be binding upon the Board.  However, Ashland Global has indicated that it will take into account the outcome of the vote when considering future executive compensation arrangements

The non-binding advisory resolution regarding the compensation of the named executive officers described in this Proposal shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution.  Abstentions and broker non-votes will not be counted as either votes cast for or against the resolution.

WE URGE YOU TO VOTE [•] THE SAY-ON-PAY PROPOSAL.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE [•] WITH RESPECT TO THIS PROPOSAL.

PROPOSAL 3
ADVISORY (NON-BINDING) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In the Ashland Global proxy statement, the Company is asking stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year.

According to the Company’s Proxy Statement, if the appointment of Ernst & Young LLP is not ratified, the Audit Committee of the Board will reconsider whether it is appropriate to retain another independent registered public accountant.

WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, WE WILL VOTE “FOR” WITH RESPECT TO THIS PROPOSAL

WHO CAN VOTE AT THE ANNUAL MEETING

Only stockholders of record of Ashland Global common stock at the close of business on December [•], 2019, the Record Date, are entitled to notice and to vote at the Annual Meeting.

HOW TO VOTE BY PROXY

Your vote is important, no matter how many or how few shares you own.  The Stockholder Nominees for New Directors of Ashland urge you to sign, date and return the enclosed WHITE proxy card today.

•	If your shares are registered in your own name, please sign and date the enclosed WHITE proxy card and return it today in the enclosed postage-paid envelope.
•
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker, bank or other holder of record. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares on your behalf without your instructions. Depending upon your broker, bank or other holder of record, you may be able to vote either by telephone or by the Internet. You may also vote by signing, dating and returning the enclosed voting form.

Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares now.  Please contact our proxy solicitor Okapi Partners at (888) 785-6617 if you require assistance in voting your shares.  This Proxy Statement and the accompanying WHITE proxy card are available at [•].

Properly executed proxies will be voted in accordance with the directions indicated thereon.  If you sign the WHITE proxy card but do not make any specific choices, your proxy will vote your shares as follows:

1.
FOR the election of Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher to the Board, and “FOR” the persons who have been nominated by Ashland Global to serve as Directors, other than Ashland Global nominees [•], [•], [•] and [•].

2.	[•] the approval on an advisory (non-binding) basis the compensation of the Company’s named executive officers.
3.	FOR the ratification on an advisory (non-binding) basis the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2019.
You should refer to the Company’s proxy statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  We are NOT seeking authority to vote for and will NOT exercise any authority for [•], [•], [•] and [•], four of the Company’s eleven nominees.  There is no assurance that the Company’s other nominees will serve if elected with Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher.

Rule 14a-4(c)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), governs our use of discretionary proxy voting authority with respect to a matter that is not known by us a reasonable time before our solicitation of proxies.  It provides that if we do not know, a reasonable time before making our solicitation, that a matter is to be presented at the meeting, then we are allowed to use our discretionary voting authority when the proposal is raised at the meeting, without providing any discussion of the matter in this Proxy Statement.  If any other matters are presented at the Annual Meeting for which we may exercise discretionary voting, your proxy will be voted in accordance with the best judgment of the persons named as proxies on the attached proxy card.  At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions.  Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the WHITE proxy card on your behalf.  You should also sign, date and mail the voting instruction that your broker or banker sends you when you receive it (or, if applicable, vote by following the instructions supplied to you by your bank or brokerage firm, including voting by telephone or via the internet).  Please do this for each account you maintain to ensure that all of your shares are voted.

A large number of banks and brokerage firms are participating in a program that allows eligible stockholders to vote by telephone or via the Internet.  If your bank or brokerage firm is participating in the telephone voting program or Internet voting program, then such bank or brokerage firm will provide you with instructions for voting by telephone or the Internet on the voting form.  Telephone and Internet voting procedures, if available through your bank or brokerage firm, are designed to authenticate your identity to allow you to give your voting instructions and to confirm that your instructions have been properly recorded.  Stockholders voting via the Internet should understand that there might be costs that they must bear associated with electronic access, such as usage charges from Internet access providers and telephone companies.  If your bank or brokerage firm does not provide you with a voting form, but instead you receive the WHITE proxy card, then you should mark our proxy card, date it and sign it, and return it in the enclosed postage-paid envelope.

VOTING AND PROXY PROCEDURES

Stockholders of Ashland Global may not cumulate votes relating to the election of directors.  For the other proposals presented at the Annual Meeting, stockholders are entitled to one vote for each common share the stockholder owned of record on the Record Date.

Only stockholders of record of Ashland Global common stock at the close of business on the Record Date are entitled to notice and to vote at the Annual Meeting.  At least a majority of shares outstanding on the Record Date and entitled to vote must be represented at the Annual Meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum

Proxies relating to “street name” shares that are voted by brokers on some but not all of the matters before stockholders at the Annual Meeting will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be entitled to vote at the Annual Meeting on those matters as to which authority to vote is not given to the broker (“broker non-votes”).

The following will not be votes cast and will have no effect on the election of any director nominee: (1) a share whose ballot is marked as withheld; (2) a share otherwise present at the meeting but for which there is an abstention; and (3) a share otherwise present at the meeting as to which a stockholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the stockholder has not indicated any voting direction).

The proposal on the advisory (non-binding) vote to approve named executive officer compensation requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.

The proposal on the advisory (non-binding) vote to ratify the selection of the independent registered public accounting firm requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.

For brokerage or other nominee accounts that receive proxy materials from, or on behalf of, both Ashland Global and us, all items listed in the notice for the meeting will be considered “non-routine” matters.  In that case, if you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting.

However, for brokerage or other nominee accounts that receive proxy materials only from Ashland Global, the broker or other nominee will be entitled to vote shares held for a beneficial owner only on the ratification of the appointment of Ernst & Young LLP, as Ashland Global’s independent auditor for the year ending September 30, 2019, without instructions from the beneficial owner of those shares.  In this event, a broker or other nominee still will not be entitled to vote shares held for a beneficial owner on non-routine proposals, which include the election of directors and the approval of the other proposals.

REVOCATION OF PROXIES

A proxy given pursuant to this solicitation may be revoked at any time before it is voted.  If you are a record holder, you may revoke your proxy and change your vote by: (1) the timely delivery of a duly executed proxy bearing a later date; (2) providing timely written notice of revocation to the Company’s Corporate Secretary at the Company’s principal executive offices in 50 East RiverCenter Boulevard, Covington, Kentucky 41011; or (3) attending the Annual Meeting and giving oral notice of your intention to vote in person.  If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote: (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (2) if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares in person, by attending the Annual Meeting, presenting the completed legal proxy to the Company and voting in person.  You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting.  If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the Record Date.  Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sell such shares after the Record Date.

ALTHOUGH YOU MAY VOTE MORE THAN ONCE, ONLY ONE PROXY WILL BE COUNTED AT THE ANNUAL MEETING, AND THAT WILL BE YOUR LATEST-DATED, VALIDLY EXECUTED PROXY.

If you have already sent a blue proxy to management of the Company, you can revoke that proxy by signing, dating and mailing the WHITE proxy card or by voting in person at the Annual Meeting.

SOLICITATION OF PROXIES; EXPENSES

The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by us.  In addition to the use of the mails, proxies may be solicited by us and/or our regular employees by telephone, telegram, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation.  Proxies will not be solicited by specially engaged employees.  Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the common stock that such institutions hold, and we will reimburse such institutions for their reasonable out-of-pocket expenses.

We have retained Okapi Partners LLC, a proxy solicitation firm, to assist in the solicitation of proxies at a fee estimated not to exceed $[•], plus reimbursement of reasonable out-of-pocket expenses and fees related to calls to solicit stockholders.  Approximately [25] persons will be utilized by that firm in its solicitation efforts.

We estimate that our total expenditures relating to the solicitation of proxies will be approximately $750,000 (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation, and litigation).  Total cash expenditures to date relating to this solicitation have been approximately $[•].

We intend to seek reimbursement from the Company for our actual expenses in connection with this solicitation.  If elected, our nominees will submit the matter to a vote of the Company’s Board.  The Company’s Board may vote to submit the matter of reimbursement to a vote of the Company’s stockholders.  If elected to the Company’s Board, Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher, intend to vote in favor of reimbursing us and submitting the matter to a vote of the Company’s stockholders.  If the matter is submitted to a vote of the Company’s stockholders, we will vote our shares in favor of such reimbursement and will accept the results of such stockholder vote.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The only participants known to Cruiser Capital Master Fund LP are Keith M. Rosenbloom, Cruiser Capital Advisors, LLC, Cruiser Capital Master Fund LP, Metamorphosis IV LLC, Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher. The business address of each Participant for this notice and solicitation is c/o Cruiser Capital Master Fund LP, 501 Madison Avenue, Floor 12A, New York, NY 10022.  Each Participant’s age, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is carried on is provided below.

Name	Principal Occupation or Employment	Name, Business and Address Employer
Cruiser Capital Advisors, LLC
The principal business of Cruiser Capital Advisors is to serve as an investment manager or adviser to various pooled investment vehicles, including Cruiser Capital Master Fund LP and Metamorphosis IV LLC, and separately managed accounts.
501 Madison Avenue, Floor 12A, New York, NY 10022.
Keith M. Rosenbloom, age 50	The principal occupation of Mr. Rosenbloom is investment management through his ownership and control over the affairs of Cruiser Capital Advisors.	Cruiser Capital Advisors, LLC, an investment adviser located at 501 Madison Avenue, Floor 12A, New York, NY 10022.
Cruiser Capital Master Fund LP	Serves as a pooled investment vehicle.	501 Madison Avenue, Floor 12A, New York, NY 10022.
Metamorphosis IV LLC	Serves as a pooled investment vehicle.	501 Madison Avenue, Floor 12A, New York, NY 10022.
Allen A. Spizzo, age 61	Mr. Spizzo is a business and management consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries.	Mr. Spizzo conducts his business from 7013 Marseilles Court Summerfield, NC 27358.
William H. Joyce, age 82	Dr. Joyce has been the Chairman and Chief Executive Officer of Advanced Fusion Systems LLC, a developer and manufacturer of power electronics, since 2008.	Advanced Fusion Systems LLC is a developer and manufacturer of power electronics located at 11 Edmond Road, Newtown, CT 06470.
Patrick E. Gottschalk, age 55	Mr. Gottschalk was previously the President of Coatings, Monomers and Additives, a business within the Dow Chemical Co.	200 West Washington Square #3202 Philadelphia, PA 19106
Carol S. Eicher, age 60	Ms. Eicher serves as a director for Tennant Company, a cleaning products and solutions company.	c/o Cruiser Capital Advisors, LLC, 501 Madison Avenue, Floor 12A, New York, NY 10022

With regard to Cruiser Capital Master Fund LP, who is the stockholder of record proposing the nominees, the name and address of (a) any beneficial owner of stock of the Company that is owned by Cruiser Capital Master Fund LP and (b) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Cruiser Capital Master Fund LP or such beneficial owner (each, a “Cruiser Capital Associated Person”) is set forth herein.  Cruiser Capital Master Fund LP is a holder of record only, and is not the beneficial owner of shares of   common stock.  The beneficial owners of the shares of common stock held by Cruiser Capital Master Fund LP are Cruiser Capital Advisors, LLC (“Cruiser Capital Advisors”) and Keith M. Rosenbloom.  Cruiser Capital Advisors is the beneficial owner of the shares of common stock held by Cruiser Capital Master Fund LP because Cruiser Capital Advisors has sole voting and dispositive power over all of the shares.  Because Mr. Rosenbloom is the managing member of Cruiser Capital Advisors, he is deemed to share voting power and dispositive power over the shares of common stock held by Cruiser Capital Advisors on behalf of Cruiser Capital Master Fund LP (Mr. Rosenbloom may also personally invest his own funds in Cruiser Capital Master Fund LP from time to time).  Cruiser Capital Master Fund LP does not have the right to obtain voting or dispositive power over any of the shares within sixty days, and is therefore not deemed to beneficially own the shares of common stock, pursuant to Rule 13d-3 promulgated under the Exchange Act.

Cruiser Capital Advisors manages and controls Cruiser Capital Master Fund LP and Metamorphosis IV LLC.  Keith M. Rosenbloom manages and controls Cruiser Capital Advisors.  Other than the persons identified above and the persons identified below, there are no other persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, Cruiser Capital Master Fund LP or Cruiser Capital Advisors: Metamorphosis Master Fund LP, Cruiser Capital Metamorphosis Advisors, LLC, Cruiser Capital, LLC, and Cruiser Capital, Ltd.  Metamorphosis Master Fund LP, Cruiser Capital Metamorphosis Advisors, LLC, Cruiser Capital, LLC and Cruiser Capital, Ltd. do not own, directly or indirectly, any securities of the Company, and are not, and will not be, participants in any solicitation by Cruiser Capital Master Fund LP.

Name	Business Address
Cruiser Capital Advisors, LLC	501 Madison Avenue, Floor 12A New York, NY 10022
Cruiser Capital Master Fund LP	501 Madison Avenue, Floor 12A New York, NY 10022
Metamorphosis IV LLC	501 Madison Avenue, Floor 12A New York, NY 10022
Metamorphosis Master Fund LP	501 Madison Avenue, Floor 12A New York, NY 10022
Cruiser Capital Metamorphosis Advisors, LLC	501 Madison Avenue, Floor 12A New York, NY 10022
Cruiser Capital, LLC	501 Madison Avenue, Floor 12A New York, NY 10022
Cruiser Capital, Ltd.	501 Madison Avenue, Floor 12A New York, NY 10022
Cruiser Capital Advisors has sole voting and dispositive power over shares which it manages for Cruiser Capital Master Fund LP, Metamorphosis IV LLC, and separately managed accounts (collectively, the “Cruiser Clients”).  Cruiser Capital Advisors is the investment manager on behalf of the Cruiser Clients.  Each of the Cruiser Clients has granted Cruiser Capital Advisors the sole and exclusive authority to vote and dispose of the shares of common stock, and this grant of discretion is not terminable within sixty days.  Dr. Joyce through his trusts is one of the Cruiser Clients as the trusts have entered into an investment management agreement with Cruiser Capital Advisors granting Cruiser Capital Advisors sole dispositive and voting power.  There are not any other proxies (including revocable proxies), contracts, arrangements, understandings or other relationships pursuant to which Cruiser Capital Master Fund LP or Cruiser Capital Associated Persons have a right to vote any shares of common stock.

Cruiser Capital Advisors is entitled to a fee for managing and advising the Cruiser Clients, based upon a percentage of the Cruiser Clients’ capital.  Cruiser Capital Advisors is also entitled to an allocation of a portion of net profits, if any, generated.  Other than as disclosed herein, Cruiser Capital Master Fund LP and the Cruiser Capital Associated Persons are not entitled to any other performance-related fees (other than asset-based fees) based on any increase or decrease in the value of stock of the Company or derivatives thereof.

Cruiser Capital Advisors will reimburse its nominees for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the 2019 Annual Meeting.  Cruiser Capital Advisors will bear the cost of the intended solicitation of proxies for use at the 2019 Annual Meeting.  None of the nominees have any arrangement or understandings with any other person pursuant to which they were or are to be selected as a director or nominee for election as a director of the Company.  None of the nominees is, and will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to each other or any other person as to how he, if elected as a director of the Company, will act or vote on any issue or question.

Appendix A lists certain information regarding ownership of the common stock by the Participants and transactions in the common stock made by the Participants during the past two years

Except as disclosed herein, no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be brought before the Annual Meeting.

No Participant has during the past ten years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  There are no events required to be disclosed under Item 401(f) of Regulation S‑K that have occurred during the past ten years.

Except as set forth herein, no Participant is now, or within the past year has been, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

There are no material proceedings to which any Participant or any associate of any Participant is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  Except as described herein, no Participant and no associate of any Participant has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a stockholder of the Company.

No Participant knows of any arrangements, including any pledge by any person of securities of the Company or any of the Company’s parents, the operation of which may at a subsequent date result in a change in control of the Company.

None of the Participants has any family relationship with any director or officer of the Company.

Except as described herein or in Appendix A, neither any Participant nor any associate of any Participant (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $120,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

No hedging or other transaction or series of transactions has been entered into by or on behalf of any of the Participants, nor has any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any Participant with respect to any securities of the Company.  None of the Participants has pledged any shares as security.

OTHER MATTERS

Rule 14a-5(c) of the Exchange Act permits us to communicate certain information that we are required to provide in this Proxy Statement by referring to such information in the Company’s proxy statement, eliminating the need for us to provide this information directly in this Proxy Statement.  Specifically, we are relying on disclosure in the Company’s proxy statement to communicate the following information related to Ashland Global and its affiliates, associates, executive officers, nominees and directors, as applicable and required by the proxy rules: (1) a brief description of any material legal proceedings in which a director or executive officer or any associate of these parties is adverse to the Company or its subsidiaries or has a material interest adverse to the company or its subsidiaries, in accordance with Item 103 (Instruction 4) of Regulation S-K; (2) the information for all directors, director nominees and persons chosen to be directors required by Item 401(a) of Regulation S-K; (3) the information for all executive officers and persons chosen to be executive officers required by Item 401(b) of Regulation S-K; (4) the information for other significant employees required by Item 401(c) of Regulation S-K; (5) the information regarding family relationships required by Item 401(d) of Regulation S-K; (6) the business experience for the past five years of directors, executive officers and nominees, in accordance with Item 401(e)(1) of Regulation S-K; (7) the information regarding directorships with other reporting companies or registered investment companies required by Item 401(e)(2) of Regulation S-K; (8) a description of any of the legal events identified in Item 401(f) of Regulation S-K involving any of the Company’s directors, executive officers and nominees during the last ten years that are material to the person’s ability or integrity; (9) a description of any transaction that occurred since the beginning of the Company’s last fiscal year, or is currently proposed, that the Company is party to which involves a related person and exceeds $120,000, in accordance with Item 404(a) of Regulation S-K; (10) a description of the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported under Item 404(a), in accordance with Item 404(b) of Regulation S-K; (11) the identification of any Section 16 insider who failed to file a timely report under Section 16 in the last fiscal year, along with any required information, in accordance with Item 405 of Regulation S-K; (12) the information regarding the audit committee and audit committee matters required by Item 407(d) of Regulation S-K, and Rule 10A-3(d) under the Exchange Act; (13) the information regarding board leadership structure and role in risk oversight required by Item 407(h) of Regulation S-K; (14) the information regarding director independence required by Item 407(a) of Regulation S-K and the listing standards of the NYSE; (15) the information regarding board meetings, attendance and committees required by Item 407(b) of Regulation S-K; (16) the information regarding other corporate governance items required by the listing standards of the NYSE; (17) the information regarding the nominating committee and nominating committee matters required by Item 407(c) of Regulation S-K; (18) the information regarding the compensation committee and compensation committee matters required by Item 407(e) of Regulation S-K; (19) the information regarding stockholder communications required by Item 407(f) of Regulation S-K; (20) information regarding the compensation of directors and executive officers, in accordance with Item 402 of Regulation S-K; (21) information regarding the Company’s independent registered public accounting firm; (22) information regarding the delivery of documents to stockholders sharing an address; (23) the security ownership of management and beneficial owners of more than 5% of the stock required by Item 403 of Regulation S-K, and the other information required by such Item; (24) the deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement  and proxy for the 2019 annual meeting of stockholders under Rule 14a-8 of the Exchange Act, in accordance with Rule 14a-5(e) of the Exchange Act; (25) the amount of outstanding shares; and (26) the date after which a notice of stockholder proposal submitted outside the process of Rule 14a-8 is considered untimely, in accordance with Rule 14a-5(e) of the Exchange Act.  We have no knowledge of, or responsibility for, the accuracy of the Company’s disclosures in its proxy materials.

ADDITIONAL INFORMATION

The information concerning Ashland Global contained in this Proxy Statement has been taken from, or is based upon, publicly available information.  Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning Ashland Global is inaccurate or incomplete, we do not take responsibility for the accuracy or completeness of the information prepared by Ashland Global.

Ashland Global files annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  These SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN WE ARE SEEKING YOUR SUPPORT.  ONLY YOUR LATEST DATED PROXY COUNTS.  EVEN IF YOU HAVE ALREADY RETURNED A BLUE PROXY TO THE COMPANY’S BOARD, YOU HAVE EVERY LEGAL RIGHT TO REVOKE IT BY RETURNING A WHITE PROXY TO US AS PROVIDED BELOW.

IF YOU ARE A RECORD HOLDER, PLEASE VOTE BY SIGNING, DATING, AND MAILING IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE.  IF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN, FOLLOW THE DIRECTIONS GIVEN BY THE BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN REGARDING HOW TO INSTRUCT THEM TO VOTE YOUR SHARES.  YOUR BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN MAY PERMIT YOU TO VOTE BY THE INTERNET OR BY TELEPHONE.

Please contact Okapi Partners, our proxy solicitors, at the following address, telephone number or website, if you have any questions or require any assistance:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
 (212) 297-0720

Stockholders and All Others Call Toll-Free: (888) 785-6617

Email: cruisercapinfo@okapipartners.com

Sincerely,

Cruiser Capital Master Fund LP

By:            Cruiser Capital Advisors, LLC
General Partner

By:
Keith Rosenbloom
Managing Member

December [•], 2018

PRELIMINARY PROXY MATERIALS, SUBJECT TO COMPLETION,

DATED DECEMBER 7, 2018

Appendix A
Name and Address	Shares Held Beneficially	Percent of Class Beneficially Owned	Shares Held of Record	Shares Held By Non-Participant Associates
Cruiser Capital Advisors, LLC 501 Madison Avenue, Floor 12A New York, NY 10022	1,535,324 (3)	2.5%	0	0
Keith M. Rosenbloom 501 Madison Avenue, Floor 12A New York, NY 10022	1,535,324 (4)	2.5%	0	0
Cruiser Capital Master Fund LP 501 Madison Avenue, Floor 12A New York, NY 10022	0 (1)	0%	4,790 (1)	0
Metamorphosis IV LLC 501 Madison Avenue, Floor 12A New York, NY 10022	0 (2)	0%	0 (2)	0
Allen A. Spizzo 501 Madison Avenue, Floor 12A New York, NY 10022	4,330	Less than 1%	0	0
William H. Joyce 501 Madison Avenue, Floor 12A New York, NY 10022	0 (5)	0%	0	0
Patrick E. Gottschalk 501 Madison Avenue, Floor 12A New York, NY 10022	1,000	Less than 1%	0	0
Carol S. Eicher 501 Madison Avenue, Floor 12A New York, NY 10022	0 (6)	0%	0 (6)	0
(1)

Cruiser Capital Master Fund LP is the record holder of these shares of common stock.  All of the other shares of common stock are held in street name, and pursuant to Rule 13d-3 of the Exchange Act, Cruiser Capital Master Fund LP does not hold these shares beneficially.

(2)
Metamorphosis IV LLC is not the record holder of any shares of common stock.  All of the shares of common stock held by Metamorphosis IV LLC are held in street name, and pursuant to Rule 13d-3 of the Exchange Act, Metamorphosis IV LLC does not hold these shares beneficially.

(3)
Cruiser Capital Advisors has sole voting and dispositive power over these shares, which it manages for Cruiser Capital Master Fund LP, Metamorphosis IV LLC, and separately managed accounts (collectively, the “Cruiser Clients”)

(4)	Because Mr. Rosenbloom is the managing member of Cruiser Capital Advisors, he is deemed to share voting power and dispositive power over the shares of common stock managed for the Cruiser Clients.
(5)
There are 472,425 shares of common stock in the account of Dr. Joyce, which was entered into by trusts in which Dr. Joyce is a trustee.  Mr. Spizzo also serves as a trustee for these trusts.  Pursuant to Rule 13d-3 of the Exchange Act, Dr. Joyce and Mr. Spizzo do not hold these shares beneficially

(6)	Ms. Eicher is an investor in Metamorphosis IV LLC. If Ms. Eicher is elected as a director of the Company, then Ms. Eicher will be redeemed out of Metamorphosis IV LLC.
The Participants hold in the aggregate 1,556,154 shares of common stock of the Company (includes 40,000 shares underlying call options currently exercisable), which represents 2.5% of the outstanding common stock.  In aggregate, Cruiser Capital Advisors and Mr. Rosenbloom have sole voting and dispositive power over 1,500,824 shares of common stock of the Company acquired at an aggregate cost of $109,443,627, excluding brokerage commissions and, if applicable, less the premium received for put options sold by Cruiser Capital Advisors relating to the common stock.  The aggregate purchase price of the 40,000 shares underlying call options which are currently exercisable and may be deemed to be beneficially owned by Cruiser Capital Advisors and Mr. Rosenbloom is approximately $3,400,000.  Mr. Spizzo directly invested $294,796 (inclusive of brokerage commissions) in common stock of the Company.  The source of these funds was personal investment capital.  Mr. Gottschalk directly invested $84,170 (inclusive of brokerage commissions) in common stock of the Company. The source of these funds was personal investment capital.

From time to time, Cruiser Capital Advisors, on behalf of its clients, may purchase common stock on margin provided by banking institutions or brokerage firms on such firms’ usual terms and conditions. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account.  So, all or part of the shares of common stock held may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin.  Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the common stock reported herein. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  Other than with regard to the margin accounts, as of the date of this notice, the participants do not have any loans secured by shares of common stock.

Other than with regard to the margin accounts, as of the date of this Proxy Statement, none of the Participants have any loans secured by shares of common stock.

No Participant is required to file reports under Section 16 of the Exchange Act, with respect to the common stock.

Transactions in Shares of the Company

With regard to all shares of common stock purchased or sold within the past two years, set forth below are the dates on which they were purchased or sold and the amount purchased or sold on each such date by Cruiser Capital Advisors, on behalf of the Cruiser Clients, or the applicable nominee.  Metamorphosis Master Fund LP, Cruiser Capital Metamorphosis Advisors, LLC, Cruiser Capital, LLC and Cruiser Capital, Ltd. have not had any transactions in shares of common stock within the past two years.  Ms. Eicher had no transactions in shares of common stock within the past two years.  No “associates” (as defined in Rule 14a-1 of the Exchange Act) of Cruiser Capital Master Fund LP, the Cruiser Capital Associated Persons or the nominees have effected any transactions in shares of common stock, except as set forth herein.

Cruiser Capital Advisors, LLC

Trade Date	Number of Shares Purchased or (Sold)
10/25/2017	1,001*
10/27/2017	2,846*
10/27/2017	889
10/27/2017	627
10/27/2017	62
10/27/2017	5,221
10/31/2017	1,072*
10/31/2017	549
10/31/2017	293
10/31/2017	53
11/3/2017	552*
11/3/2017	274
11/3/2017	146
11/3/2017	28
11/6/2017	17,200*
11/6/2017	7,000
11/6/2017	4,750
11/6/2017	1,500
11/6/2017	10,250
11/16/2017	29,000
11/30/2017	(2,881)*
11/30/2017	(762)
11/30/2017	(1,429)
11/30/2017	(150)

Trade Date	Number of Shares Purchased or (Sold)
1/17/2018	2,000*
1/26/2018	(2,195)*
1/26/2018	(527)
1/26/2018	(757)
1/26/2018	(126)
1/26/2018	(2,421)
1/29/2018	364*
1/29/2018	126
1/29/2018	88
1/29/2018	20
1/29/2018	402
2/2/2018	3,101*
2/2/2018	1,242
2/2/2018	657
3/1/2018	20,000**
3/2/2018	611*
3/2/2018	239
3/2/2018	125
3/2/2018	25
3/8/2018	2,000
3/13/2018	7,600**
3/14/2018	10,000**
3/15/2018	100**
3/20/2018	10,000**
3/21/2018	20,000**
3/22/2018	766*
3/22/2018	60,000**
3/22/2018	298
3/22/2018	156
3/22/2018	31
3/22/2018	749
3/22/2018	1,000
3/22/2018	1,000
3/22/2018	1,000
3/22/2018	82,850
3/23/2018	50,000**

Trade Date	Number of Shares Purchased or (Sold)
3/26/2018	611*
3/26/2018	239
3/26/2018	125
3/26/2018	25
3/26/2018	12,500**
3/27/2018	46,700**
3/28/2018	31,200**
3/29/2018	611*
3/29/2018	239
3/29/2018	125
3/29/2018	25
4/2/2018	980*
4/2/2018	346
4/2/2018	230
4/2/2018	49
4/2/2018	919
4/2/2018	50,000**
4/3/2018	388*
4/3/2018	137
4/3/2018	91
4/3/2018	20
4/3/2018	364
4/3/2018	14,500**
4/4/2018	25,000**
4/5/2018	388*
4/5/2018	137
4/5/2018	91
4/5/2018	20
4/5/2018	364
4/6/2018	31,500**
4/9/2018	212*
4/9/2018	82
4/9/2018	43
4/9/2018	8

Trade Date	Number of Shares Purchased or (Sold)
4/11/2018	385*
4/11/2018	150
4/11/2018	80
4/11/2018	25
4/11/2018	360
4/12/2018	389*
4/12/2018	138
4/12/2018	91
4/12/2018	19
4/12/2018	363
4/13/2018	385*
4/13/2018	150
4/13/2018	79
4/13/2018	15
4/13/2018	371
4/17/2018	457*
4/17/2018	178
4/17/2018	93
4/17/2018	18
4/19/2018	4,742***
4/20/2018	10,000***
4/20/2018	20,000**
4/23/2018	2,000*
4/23/2018	1,000
4/23/2018	1,000
4/23/2018	21,000***
4/24/2018	10,000***
4/24/2018	25,670**
4/25/2018	3,500
4/25/2018	3,500***
4/26/2018	500*
4/26/2018	1,000
4/26/2018	3,500***
4/27/2018	15,000***

Trade Date	Number of Shares Purchased or (Sold)
4/30/2018	2,500*
4/30/2018	1,000
4/30/2018	500
4/30/2018	3,000
4/30/2018	3,000***
5/1/2018	1,911***
5/1/2018	1,500
5/9/2018	10,200
5/10/2018	4,450
5/14/2018	338
5/14/2018	5,912
5/14/2018	5,669
5/14/2018	581
5/16/2018	24,507
5/17/2018	25,493
5/18/2018	2,200*
5/18/2018	1,700
5/18/2018	1,100
5/18/2018	600
5/18/2018	5,400***
5/22/2018	7,500
5/25/2018	250*
5/25/2018	1,000
5/25/2018	1,000
5/25/2018	250
5/25/2018	2,500***
5/30/2018	700
5/31/2018	1,000*
5/31/2018	1,000
5/31/2018	1,000***
6/4/2018	8,000
6/5/2018	2,643***
6/5/2018	2,000
6/6/2018	5,000

Trade Date	Number of Shares Purchased or (Sold)
6/13/2018	1,000*
6/13/2018	500
6/13/2018	500
6/13/2018	1,500
6/13/2018	6,500***
6/15/2018	500*
6/15/2018	1,500***
6/18/2018	2,900
6/18/2018	11,600***
6/19/2018	5,000***
6/20/2018	600*
6/21/2018	1,920*
6/21/2018	750
6/21/2018	522
6/21/2018	110
6/21/2018	2,256
6/21/2018	4,442***
6/22/2018	25,000
6/25/2018	3,799*
6/25/2018	876
6/25/2018	1,259
6/25/2018	187
6/25/2018	5,923
6/25/2018	2,000
6/25/2018	25,000
6/25/2018	15,456***
6/26/2018	2,003*
6/26/2018	2,000
6/26/2018	1,500
6/26/2018	300
6/26/2018	2,250
6/26/2018	2,250***
6/26/2018	1,800
6/26/2018	770
6/26/2018	12,980
6/26/2018	12,458
6/26/2018	1,292

Trade Date	Number of Shares Purchased or (Sold)
6/27/2018	2,000*
6/27/2018	81
6/27/2018	1,419
6/27/2018	1,360
6/27/2018	140
6/27/2018	11,667
6/27/2018	1,666
6/27/2018	11,667
6/28/2018	682*
6/28/2018	264
6/28/2018	138
6/28/2018	650
6/28/2018	2,502
6/28/2018	358
6/28/2018	2,502
7/2/2018	7,339*
7/2/2018	7,047
7/2/2018	1,006
7/2/2018	7,047
7/3/2018	437*
7/3/2018	5,000***
7/5/2018	100*
7/5/2018	1,300***
7/9/2018	100*
7/9/2018	9,900***
7/10/2018	35,000***
7/10/2018	2,333
7/10/2018	334
7/10/2018	2,333
7/11/2018	44,919***
7/11/2018	4,200
7/11/2018	600
7/11/2018	4,200

Trade Date	Number of Shares Purchased or (Sold)
7/12/2018	1,000*
7/12/2018	24,000***
7/12/2018	5,000
7/12/2018	4,667
7/12/2018	666
7/12/2018	4,667
7/18/2018	3,000*
7/18/2018	2,220
7/18/2018	2,500
7/20/2018	10,275*
7/20/2018	2,896
7/20/2018	4,560
7/20/2018	400
7/20/2018	1,869
7/20/2018	15,000***
8/17/2018	3,000*
8/17/2018	107,200***
8/17/2018	25,100
8/17/2018	200
8/17/2018	4,000
8/17/2018	3,900
8/17/2018	400
8/31/2018	5,138***
9/28/2018	1,000***
10/8/2018	1,000***
10/9/2018	1,000***
10/11/2018	623*
10/11/2018	121
10/11/2018	232
10/11/2018	24
10/12/2018	3,100

Trade Date	Number of Shares Purchased or (Sold)
10/15/2018	1,000*
10/15/2018	3,000
10/16/2018	401*
10/16/2018	250
10/16/2018	100
10/19/2018	5,000***
10/19/2018	1,500
11/16/2018	14,500
11/21/2018	1,500
12/6/2018	10,000

*  Transactions effected on behalf of Cruiser Capital Master Fund LP’s account.

**  Transactions effected on behalf of the account of Dr. Joyce, which was entered into by trusts in which Dr. Joyce is a trustee. Mr. Spizzo also serves as a trustee for these trusts.

***  Transactions effected on behalf of the account of Metamorphosis IV LLC.

Allen A. Spizzo

Trade Date	Number of Shares Purchased or (Sold)

03/02/2018	1,000
04/02/2018	2,000
04/24/2018	2,000
04/30/2018	330
06/04/2018	(1,000)

William H. Joyce

See disclosure above.

PRELIMINARY PROXY MATERIALS, SUBJECT TO COMPLETION,

DATED DECEMBER 7, 2018

PROXY

THIS PROXY IS SOLICITED BY CRUISER CAPITAL MASTER FUND LP

THIS SOLICITATION IS NOT BEING MADE BY THE BOARD OF DIRECTORS OF ASHLAND GLOBAL HOLDINGS INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints [•], [•] and [•]. and each of them, attorneys and agents with full power of substitution, as Proxy for the undersigned, to vote all shares of stock of Ashland Global Holdings Inc. (“Ashland Global” or the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at [•] Time, on [•], 2019, at [•], located at [•], or any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder.  Unless otherwise specified, this proxy will be voted “FOR” the election of Cruiser Capital Master Fund LP’s nominees as Director; [•] the approval on an advisory (non-binding) basis the compensation of the Company’s named executive officers; “FOR” the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm; and “AGAINST” any proposal by the Company to adjourn the Annual Meeting to allow the Company to solicit additional votes.  This proxy revokes all prior proxies given by the undersigned

Cruiser Capital Master Fund LP recommends that you vote “FOR” the election of Cruiser Capital Master Fund LP’s nominees as Director; [•] the approval on an advisory (non-binding) basis the compensation of the Company’s named executive officers; “FOR” the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm; and “AGAINST” any proposal by the Company to adjourn the Annual Meeting to allow the Company to solicit additional votes.

1.	ELECTION OF DIRECTORS- To elect Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher:

   ☐   FOR   (except as marked)                                                         ☐   WITHHOLD (except as marked)

Cruiser Capital Master Fund LP intends to use this proxy to vote for the persons who have been nominated by the Company to serve as Director, other than the Company nominees noted below.  There is no assurance that any of the candidates who have been nominated by the Company will serve as a Director if Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk or Carol S. Eicher is elected.  You should refer to the Company’s proxy statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information regarding the Company’s nominees.  Cruiser Capital Master Fund LP is NOT seeking authority to vote for and will NOT exercise any authority for [•], [•], [•] and [•], four of the Company’s eleven nominees.

Instruction: To withhold authority to vote for the election of any nominee(s), write the name(s) of such nominee(s) in the following space:

2.	APPROVAL OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION PAID TO ASHLAND’S NAMED EXECUTIVE OFFICERS

   ☐   FOR                                           ☐   AGAINST                                                         ☐   ABSTAIN

3.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2019.

   ☐   FOR                                           ☐   AGAINST                                                         ☐   ABSTAIN

4.	APPROVAL OF ANY PROPOSAL BY THE COMPANY TO ADJOURN THE ANNUAL MEETING TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL VOTES.

   ☐   FOR                                           ☐   AGAINST                                                         ☐   ABSTAIN

IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.

In his discretion, each Proxy is authorized to vote upon such other business that may properly come before the Annual Meeting and any and all adjournments or postponements thereof, as provided in the proxy statement provided herewith.

Dated:

Signature:

Signature (if held jointly):

Title:   _________________________________________

Please sign exactly as your name(s) appear on the proxy card(s) previously sent to you.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporation name by the President or other duly authorized officer.  If a partnership, please sign in partnership name by authorized person.  This proxy card votes all shares held in all capacities.

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [•], 2019.  This proxy statement and the accompanying form of WHITE Proxy card are available at [•].